                                                                  EXHIBIT 99.1

COMPANY PRESS RELEASE

SOURCE: SUMMIT DESIGN, INC.

Summit Reports Results for Fourth Quarter

BEAVERTON, Ore., Jan. 31 /PRNewswire/ -- Summit Design, Inc. (Nasdaq: SMMT - news) today reported financial results for the fourth quarter and year ended December 31, 1999.

Fourth quarter revenue was $8.4 million, a decrease of 23 percent over revenue of $10.9 million in the comparable period of 1998.

Pro forma net income for the fourth quarter of 1999 was $1.5 million or $0.10 per share diluted, which excludes the effects of the amortization of intangibles of $278,000 and costs related to the pending acquisition of Viewlogic of $1.2 million. This compares with pro forma net income for the fourth quarter of 1998 of $3.8 million or $0.24 per share diluted, which excludes the effects of the amortization of intangibles of $863,000, a charge for contingent compensation relating to the SimTech acquisition of $2.0 million, and a one-time charge of $1.0 million for costs related to the terminated acquisition of OrCAD. Including these charges, the net income for the fourth quarter of 1999 was $716,000 or $0.04 per share diluted as compared to net income for the fourth quarter of 1998 of $483,000 or $0.03 per share diluted.

For the year ended December 31, 1999, revenue was $30.2 million, a decrease of 31% percent over 1998 revenue of $43.6 million.

Pro forma net income for the year ended December 31, 1999 was $2.2 million or $0.14 per share diluted compared to pro forma net income of $12.2 million or $0.76 per share diluted for the year ended December 31, 1998. Pro forma net income for the year ended December 31, 1999 excludes the effects of amortization of intangibles of $2.7 million, a fourth quarter charge of $1.2 million for costs related to the pending acquisition of Viewlogic, a third quarter charge of $2.7 million for impairment of a loan receivable, and a first quarter $1.3 million charge for employee severance. Pro forma net income for the year ended December 31, 1998 excludes the effects of amortization of intangibles of $3.5 million, a charge for contingent compensation relating to the SimTech acquisition of $3.7 million, a fourth quarter charge of $1.0 million for costs related to the terminated acquisition of OrCAD and a second quarter charge of $227,000 for costs related to the ProSoft acquisition. Including these charges, the net loss for the year ended December 31, 1999 was $4.8 million or $0.31 per share diluted as compared to net income for the year ended December 31, 1998 of $5.1 million or $0.32 per share diluted.

The fourth quarter has been a good one for Summit Design, with an increase in sales over the third quarter, and with many exciting developments. The company expanded its product offerings by introducing the following: Regent(TM) -- a Programmable Register Editor; Visual IP(TM), Version 3.0, which has greatly enhanced the ability of IP developers to deliver fully-protected simulation models to potential IP users; and Visual HDL(TM) 6.0, the latest version of our state-of-the-art design environment. In addition to the product offerings, the company has entered into several strategic relationships, including one with Altera Corporation, who has selected Visual IP as the tool for distributing their MegaCore(TM) functions, a significant agreement with Motorola for them to use multiple Summit tools on a worldwide basis and an OEM agreement with Aptix for Summit's VirSim(TM) graphical waveform analysis tool. In summary, Summit finished the 1999 fiscal year with a strong and exciting fourth quarter.

Summit Design, Inc. is a leading international supplier of engineering software products in the areas of high-level design creation, analysis and verification. The world's top electronics companies use Summit products to increase engineering productivity, reduce development time and improve the quality of their products. Summit is located at 9305 S.W. Gemini Drive, Beaverton, Ore., 97008; 503-643-9281.

For online product information, visit our web site at:
http://www.summit-design.com.

Except for any historical information presented herein, matters presented in this press release are forward-looking statements that involve risks and uncertainties. The Company's future results could differ materially from the results presented herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed from time to time in the Company's public reports filed with the Securities and Exchange Commission, including those discussed in the Company's report on Form 10-K for the year ended December 31, 1998 and Form 10-Q for the third quarter ended September 30, 1999.

                             SUMMIT DESIGN, INC.
            Unaudited Pro Forma Consolidated Statements of Income
                   (in thousands, except per share amounts)

                                   Three Months Ended         Year Ended
                                      December 31,           December 31,
                                    1999        1998        1999      1998
                                  -------     -------     -------   --------
    Revenue:
      Product licenses            $5,143      $8,110     $ 18,620   $ 33,589
      Maintenance and services     3,239       2,713       11,615      9,642
      Other                           --          92           --        367
                                  ------      ------       ------     ------
        Total revenue              8,382      10,915       30,235     43,598
                                  ------      ------       ------     ------

    Cost of revenue:
      Product licenses               300         254          776        744
      Maintenance and services       158         182        1,034        955
                                  ------      ------       ------     ------
        Total cost of revenue        458         436        1,810      1,699
                                  ------      ------       ------     ------
    Gross profit                   7,924      10,479       28,425     41,899
                                  ------      ------       ------     ------

    Operating expenses:
      Research and development     2,466       2,098       10,204      9,376
      Sales and marketing          2,465       2,172       11,143     11,713
      General and administrative   1,147       1,134        5,151      4,398
                                  ------      ------       ------     ------
        Total operating expenses   6,078       5,404       26,498     25,487
                                  ------      ------       ------     ------

    Income from operations         1,846       5,075        1,927     16,412
    Other income, net                366         303        1,147      1,093
                                  ------      ------       ------     ------
    Income before income taxes     2,212       5,378        3,074     17,505
    Income tax provision             664       1,600          922      5,282
                                  ------      ------       ------     ------
        Net income                $1,548      $3,778       $2,152    $12,223
                                 =======     =======      =======    =======
    Earnings per share:

      Basic                        $0.10       $0.25        $0.14      $0.81
                                 =======     =======      =======    =======

      Diluted                      $0.10       $0.24        $0.14      $0.76
                                 =======     =======      =======    =======
    Number of shares used in
     computing earnings per
     share:

      Basic                       15,770      15,403       15,678     15,155

      Diluted                     15,981      15,942       15,849     16,115


Note: the above pro forma condensed consolidated statements of income exclude the effects of the following including related income taxes:

    -- For the fourth quarter of 1999:
       -- Amortization of intangibles of $278,000
       -- Charge of $1.2 million for costs related to the pending acquisition of Viewlogic
    -- For the fourth quarter of 1998:
       -- Amortization of intangibles of $863,000
       -- Charge for contingent compensation relating to the SimTech acquisition of $2.0 million
       -- Charge of $1.0 million for costs related to the terminated acquisition of OrCAD
    -- For the year ended December 31, 1999:
       -- Amortization of intangibles of $2.7 million
       -- Charge for $1.2 million for costs related to the pending acquisition of Viewlogic
       -- Charge of $2.7 million for impairment of a loan receivable
       -- Charge of $1.3 million for employee severance
    -- For the year ended December 31, 1998:
       -- Amortization of intangibles of $3.5 million
       -- Charge for contingent compensation relating to the SimTech acquisition of $3.7 million
       -- Charge for $1.0 million for costs related to the terminated acquisition of OrCAD and a charge of $227,000 for costs related to the ProSoft acquisition accounted for as a pooling of interests

                             SUMMIT DESIGN, INC.
                 Condensed Consolidated Statements of Income
                   (in thousands, except per share amounts)


                                    Three Months Ended           Year Ended
                                       December 31,             December 31,
                                     1999        1998         1999        1998
                                  ----------- -----------  ----------- -----------
    Revenue:                      (unaudited) (unaudited)
    Product licenses                 $5,143     $8,110       $18,620     $33,589
      Maintenance and services        3,239      2,713        11,615       9,642
      Other                              --         92            --         367
                                     ------     ------       -------      ------
        Total revenue                 8,382     10,915        30,235      43,598
                                     ------     ------       -------      ------
    Cost of revenue:
      Product licenses                  300        254           776         744
      Maintenance and services          158        182         1,034         955
      Amortization of developed
       technologies                      90        165           561         661
                                     ------     ------        ------      ------
        Total cost of revenue           548        601         2,371       2,360
                                     ------     ------        ------      ------
    Gross profit                      7,834     10,314        27,864      41,238
                                     ------     ------        ------      ------
    Operating expenses:
      Research and development        2,466      4,114        10,204      13,042
      Sales and marketing             2,465      2,172        11,143      11,713
      General and administrative      1,147      1,134         5,151       4,398
      Amortization of goodwill and
       other intangibles                188        698         2,111       2,791
      Merger costs                    1,218      1,022         1,218       1,249
      Severance and write-off
       of note receivable                --         --         4,005          --
                                     ------     ------        ------      ------
        Total operating expenses      7,484      9,140        33,832      33,193
                                     ------     ------        ------      ------

    Income (loss) from operations       350      1,174        (5,968)      8,045
    Other income, net                   366        303         1,147       1,093
                                     ------     ------        ------      ------
    Income (loss) before income
      taxes                             716      1,477        (4,821)      9,138
    Income tax provision                 --        994            --       4,037
                                     ------     ------        ------      ------
        Net income (loss)              $716       $483       $(4,821)    $ 5,101
                                    =======    =======       =======     =======
    Earnings (loss) per share:
      Basic                           $0.05      $0.03       $( 0.31)      $0.34
                                    =======    =======       =======     =======
      Diluted                         $0.04      $0.03       $( 0.31)      $0.32
                                    =======    =======       =======     =======

    Number of shares used in
      computing earnings per share:

      Basic                          15,770     15,403        15,678      15,155
      Diluted                        15,981     15,942        15,678      16,115


                             SUMMIT DESIGN, INC.
                    Condensed Consolidated Balance Sheets
                                (in thousands)

                                             December 31,   December 31,
                                                 1999           1998
                                             ------------   ------------
          ASSETS

    Current assets:
      Cash and cash equivalents                 $28,403        $27,693
      Accounts receivable, less allowance
       for doubtful accounts of $427 and
       $511                                       7,391          8,852
      Prepaid expenses and other                    991            862
      Deferred income taxes                         564            792
                                               --------       --------
        Total current assets                     37,349         38,199

    Furniture and equipment, net                  3,598          4,113
    Intangibles, net                                949          2,870
    Goodwill, net                                 1,991          2,742
    Deposits and other assets                       157          2,286
                                               --------       --------
        Total assets                            $44,044        $50,210
                                               ========       ========
          LIABILITIES

    Current liabilities:
      Long-term debt, current portion               $56           $ 54
      Capital lease obligation, current
       portion                                       --             43
      Accounts payable                            1,448          2,520
      Accrued liabilities                         5,667          5,687
      Deferred revenue, current portion           5,476          5,640
                                               --------       --------
        Total current liabilities                12,647         13,944

    Long-term debt, less current portion             --            156
    Deferred revenue, less current portion           88            146
    Deferred income tax                              --            489
                                               --------       --------
        Total liabilities                        12,735         14,735
                                               --------       --------
          STOCKHOLDERS' EQUITY

      Common stock                                  158            155
      Additional paid-in capital                 44,691         44,039
      Accumulated deficit                       (13,540)        (8,719)
                                               --------       --------
        Total stockholders' equity               31,309         35,475
                                               --------       --------
      Total liabilities and stockholders'
       equity                                   $44,044        $50,210
                                               ========       ========


SOURCE: SUMMIT DESIGN, INC.